4Q 2013 Earnings Release January 17, 2014

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation may contain forward-looking statements. Statements regarding forecasted swap income and normalized noninterest expense are forward-looking statements. Statements regarding efficiency ratio goals and expected normalized levels of credit-related expenses and operating losses are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “focus,” “plans,” “goals,” “forecast,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in other periodic reports that we file with the SEC. Those factors include: our framework for managing risks may not be effective in mitigating risk and loss to us; as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; the failure of the European Union to stabilize the fiscal condition and creditworthiness of its weaker member economies could have international implications potentially impacting global financial institutions, the financial markets, and the economic recovery underway in the U.S.; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or as a result of certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we may face certain risks as a servicer of loans, or also may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; as a financial services company, changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; changes which are being considered in the method for determining LIBOR may affect the value of debt securities and other financial obligations held or issued by SunTrust that are linked to LIBOR, or may affect the Company's financial condition or results of operations; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on your common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even from inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

3 4Q 13 Summary Earnings • Net income available to common shareholders of $413 million • Earnings per diluted share of $0.77 compared to $0.65 in the previous year and adjusted earnings per diluted share of $0.66 in the previous quarter, which excludes the ($0.33) per share impact of significant items1 Revenue • Net interest income stable to prior quarter, as loan growth offset a decline in loan yields • Adjusted noninterest income2 improved from prior quarter due to higher mortgage servicing and trading income, and the impact of the 3Q 13 lease financing asset write-down Expenses • Adjusted expenses2 were higher sequentially due to the 3Q 13 incentive compensation reduction and an increase in operating losses • Expenses declined 9% from prior year due to solid expense management and reductions in cyclical costs3 Balance Sheet • Average performing loans increased 3% sequentially, with growth across most loan portfolios • Average client deposits up 1% sequentially; favorable mix shift continued Credit and Capital • Nonperforming loans declined 6% from prior quarter and 37% from prior year • Net charge-off ratio declined 7 basis points sequentially to 0.40% • Tier 1 common ratio estimated to be 9.8% on Basel I basis and 9.6% on Basel III basis4 1. 3Q 13 reported EPS was $0.33. Please refer to page 26 of the appendix for a reconciliation to adjusted EPS 2. Please refer to pages 29 and 30 of the appendix for noninterest income and expense adjustment detail 3. Please refer to page 20 of the appendix for additional detail on cyclical costs 4. Please refer to page 32 of the appendix for a Basel I to Basel III reconciliation

Net Income Available To Common & Diluted EPS

Solid Earnings Growth from Prior Quarter and Year

($ in millions, except EPS)



25%
$0.65
$0.63
$0.68
$0.66
$0.77
$179
$350
$340
$365
$358
$413
($179)
4Q 12
1Q 13
2Q 13
3Q 13[1]
4Q 13
$2.19
$2.74
$1,178
$1,476
2012[2]
2013[3]
Net Income Available to Common (excl 3Q 12 and 3Q 13 significant items)
Significant 3Q 13 items
EPS (excl 3Q 12 and 3Q 13 significant items)

Prior Quarter Variance

- Excluding the significant 3Q 13 items[1], EPS increased by $0.11, or 16%
  - → 4Q 13 benefitted from higher mortgage servicing income, trading income, and a lower effective tax rate; partially offset by an increase in adjusted noninterest expense[4]

Prior Year Variance

- EPS increased by $0.12, or 18%
  - → Improvement driven by declines in noninterest expense and provision for credit losses
  - → Partially offset by a reduction in mortgage production income and net interest income

Full Year Variance

- Excluding the significant 3Q 12 and 3Q 13 items[2,3], full year EPS increased by $0.55, or 25%
  - → Lower provision and noninterest expense were partially offset by a decline in net interest income and mortgage revenues

1. 3Q 13 reported EPS was $0.33 and reported net income available to common was $179 million. Please refer to page 26 of the appendix for reconciliation to adjusted figures
2. 2012 reported EPS was $3.59 and reported net income available to common was $1,931 million. Please refer to page 27 of the appendix for reconciliation to adjusted figures
3. 2013 reported EPS was $2.41 and reported net income available to common was $1,297 million. Please refer to page 28 of the appendix for reconciliation to adjusted figures
4. Noninterest expense on a GAAP basis was $1,743 million for 3Q 13, while adjusted noninterest expense was $1,324. Please refer to page 30 of the appendix for expense adjustment detail

4

SunTrust

5 Net Interest Income - FTE ($ in millions) Prior Quarter Variance • Net interest income increased $7 million as loan growth offset lower loan yields • Net interest margin stable as higher securities yields and slightly lower deposit rates offset lower loan yields Prior Year Variance • Net interest income declined $29 million → Interest income declined $49 million, primarily attributable to lower loan yields and reduced income from commercial loan swaps, partially offset by higher average earning assets → Interest expense declined $20 million, driven by a more favorable deposit mix and lower deposit rates • Net interest margin declined 16 basis points as lower loan yields were partially offset by lower deposit rates Net Interest Income Stable $1,276 $1,251 $1,242 $1,240 $1,247 3.36% 3.33% 3.25% 3.19% 3.20% 1.70% 1.90% 2.10% 2.30% 2.50% 2.70% 2.90% 3.10% 3.30% 3.50% 3.70% 3.90% 4.10% 4.30% $500 $1,000 $1,500 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 Net Interest Income Net Interest Margin

Noninterest Income

Adjusted Noninterest Income[1] Up from Prior Quarter

($ in millions)



$1,015
$15
$1,000
$863
$875
($11)
$858
$3
$855
$680
$743
($63)
$814
$7
$807
4Q 12
1Q 13
2Q 13
3Q 13
4Q 13
Adjusted Noninterest Income¹
Adjustment Items¹

Prior Quarter Variance

- Adjusted noninterest income[1] increased $64 million
  - → Other income higher primarily due to the 3Q 13 $37 million lease financing asset impairment
  - → Mortgage servicing income increased $27 million, primarily due to a reduction in MSR decay
  - → Trading income higher due in part to increased client trading revenues
  - → Partially offset by a reduction in core mortgage production income due to declines in applications and closed loan production volume

Prior Year Variance

- Adjusted noninterest income[1] declined $193 million
  - → Primarily due to a reduction in mortgage production income

1. Noninterest income on a GAAP basis was $1,015 million, $680 million and $814 million for 4Q 12, 3Q 13, and 4Q 13, respectively. Please refer to the page 29 of the appendix for noninterest income adjustment detail

Note: Totals may not foot due to rounding

6

SunTrust

7 $1,510 $1,363 $1,397 $1,324 $1,377 $419 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 Adjusted Noninterest Expense¹ Adjustment Items¹ Noninterest Expense 1. Noninterest expense on a GAAP basis was $1,743 million for 3Q 13. Please refer to page 30 of the appendix for expense adjustment detail Note: Totals may not foot due to rounding Prior Quarter Variance • Adjusted noninterest expense1 increased $53 million → Employee compensation and benefits increased, primarily due to the 3Q 13 $37 million incentive compensation reduction → Operating losses increased $15 million Prior Year Variance • Noninterest expense declined $133 million, or 9%, due to reductions across most expense categories ($ in millions) Adjusted Expenses1 Up from Prior Quarter, Down from Prior Year $1,743

8 Tangible Efficiency Ratio – Adjusted Basis1 1. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios for 4Q 12, 1Q 13, 2Q 13, 3Q 13, 4Q 13, 2011, 2012, and 2013 were 65.9%, 64.5%, 66.6%, 90.8%, 66.8%, 72.5%, 59.7%, and 71.8%, respectively. Please refer to page 31 of the appendix for the GAAP reconciliations FY 2014 Target is < 64%; Long-term Target is < 60% 66.0 63.8% 66.4% 66.4% 66.8% 72.2% 69.3% 65.8% < 64% 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 2011 2012 2013 2014 Target

Credit Quality

Asset Quality Improvements Continued

($ in millions)

Net Charge-offs[1]


$398
$118
Core Net Charge-offs
Impact of Selected Items
NCOs to Average Loans (annualized)
1.30%
0.76%
0.59%
0.47%
0.40%
$280
$226
$179
$146
$128
4Q 12
1Q 13
2Q 13
3Q 13
4Q 13

Provision Expense[1]


Core Provision
Impact of Selected Items
$328
$118
$210
$212
$146
$95
$101
4Q 12
1Q 13
2Q 13
3Q 13
4Q 13

Allowance for Loan and Lease Losses


ALLL ($)
ALLL Ratio
$2,174
$2,152
$2,125
$2,071
$2,044
1.80%
1.79%
1.75%
1.67%
1.60%
4Q 12
1Q 13
2Q 13
3Q 13
4Q 13

Nonperforming Assets[1,2]


Nonperforming Loans
Other Assets
$1,857
$310
$1,547
$1,740
$273
$1,467
$1,395
$254
$1,141
$1,301
$264
$1,037
$1,165
$194
$971
4Q 12
1Q 13
2Q 13
3Q 13
4Q 13

1. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and a $39 million charge-off and provision for credit loss were recognized. Also in 4Q 12, $232 million of loans that were discharged from Chapter 7 bankruptcy were reclassified as nonperforming, and a $79 million charge-off and provision for credit loss were recognized
2. In 2Q 13, $220 million of loans previously discharged from Chapter 7 bankruptcy were returned to performing status, due to their being current for six consecutive months from the time they were categorized as nonperforming

9

SunTrust

10 $57.6 $58.5 $59.4 $60.0 $62.1 $42.8 $41.4 $41.2 $41.9 $42.5 $19.6 $19.4 $19.5 $19.7 $20.1 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 Commercial Residential Consumer Loans Prior Quarter Variance • Performing loans up $3.1 billion, or 3%, driven by growth across most loan portfolios • Highest sequential quarter performing loan growth since 1Q 12 Prior Year Variance • Performing loans up $4.7 billion, driven primarily by growth of $3.6 billion in C&I and $0.8 billion in commercial real estate Note: Totals may not foot due to rounding ($ in billions) Average Performing Loans Increased 3% Sequentially $124.7 $120.0 $119.4 $120.0 $121.6

11 $39.4 $38.1 $38.7 $38.6 $39.1 $25.6 $26.4 $26.0 $25.4 $26.5 $42.5 $43.0 $41.8 $43.0 $42.8 $5.2 $5.5 $5.8 $5.8 $5.8 $15.2 $14.7 $14.2 $13.7 $13.3 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 DDA NOW Money Market Savings Time Deposits Prior Quarter Variance • Client deposits increased 1% → Lower-cost deposits1 increased $1.3 billion, or 1% → Higher-cost time deposits down $0.5 billion, or 3% Prior Year Variance • Client deposits down slightly → Lower-cost deposits1 up $1.5 billion, or 1% → Higher-cost time deposits declined $2.0 billion, or 13% ($ in billions) 1. Lower-cost deposits include DDA, NOW, Money Market, and Savings Note: Totals may not foot due to rounding Average Client Deposits Increased 1% Sequentially with Continued Favorable Mix Shift $127.9 $127.7 $126.6 $127.5 $126.6

12 1. 4Q 13 estimated. Please refer to page 32 of the appendix for additional detail on the calculation. 2. The total shareholders’ equity to total assets ratio was 12.10%, 12.29%, 12.25%, 12.27%, and 12.22% for periods ending 4Q 12, 1Q 13, 2Q 13, 3Q 13, and 4Q 13, respectively. See the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets 3. Book value per share was $37.59, $37.89, $37.65, $37.85, and $38.61 for the periods ending 4Q 12, 1Q 13, 2Q 13, 3Q 13, and 4Q 13, respectively. See Appendix A within the earnings release for a reconcilement to book value per share ($ in billions) Capital Position Tangible Common Equity Ratio2 Tangible Book Value Per Share3 1 8.38% 8.57% 8.51% 8.54% 8.57% 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 $25.98 $26.33 $26.08 $26.27 $27.01 4Q 12 1Q 13 2Q 13 Q 13 4Q 13 Capital Ratios Stable Sequentially Given Loan Growth; Estimated Basel III Tier 1 Common Ratio of 9.6%¹ $13.5 $13.9 $14.2 $14.3 $14.6 10.0% 10.1% 10.2% 9.9% 9.8% 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 Basel I Tier 1 Common $ Basel I Tier 1 Common %

Consumer Banking and PWM Highlights

Significant Improvements in Overall Profitability and Efficiency

($ in millions)

	4Q 12	4Q 13	% Change
Net Interest Income (FTE)	$674	$656	(3%)
Noninterest Income	385	373	(3%)
Total Revenue (FTE)	1,059	1,029	(3%)
Provision for Credit Losses	181	75	(59%)
Noninterest Expense	778	713	(8%)
Net Income	$63	$152	141%
Key Statistics ($ in billions)			
Tangible Efficiency Ratio[1]	70.6%	67.1%	
Total Loans (average)	$40.8	$40.9	-
Consumer and Commercial Deposits (average)	$83.7	$84.0	-

Highlights[2]

- Notable increase in net income given lower provision for credit losses and efficiency improvements
- Noninterest income declined 3%, due in part to the 4Q 12 gain associated with the sale of student loans
  - → Wealth management related noninterest income increased 8%
- Expenses down 8% due to solid expense management, partially driven by more efficient branch network and staffing models
- Provision for credit losses significantly lower due to an improvement in credit quality and 4Q 12 charge-offs associated with the Chapter 7 bankruptcy loan reclassification to NPL status[3]
- Tangible efficiency ratio improved by 350 basis points
- Consumer loan production up 8%

1. Reported efficiency ratios were 73.5% and 69.3% for 4Q 12 and 4Q 13, respectively. The impact from excluding the amortization of intangible assets was (2.9%) and (2.2%) for 4Q 12 and 4Q 13, respectively
2. Comparisons are 4Q 12 versus 4Q 13 unless otherwise noted
3. In 4Q 12, $69 million of home equity loans were reclassified as NPLs in compliance with the updated regulatory guidance related to post Chapter 7 bankruptcy. The associated charge-offs totaled $31 million

Note: Totals may not foot due to rounding. Prior year results have been restated to include the effect of moving small business banking from Wholesale Banking to Consumer Banking and Private Wealth Management during 2Q 13

13

SunTrust

Wholesale Banking Highlights

Record Quarterly Net Income in 4Q 13

($ in millions)

	4Q 12	4Q 13	% Change
Net Interest Income (FTE)	$426	$442	4%
Noninterest Income	393	355	(10%)
Total Revenue (FTE)	819	797	(3%)
Provision for Credit Losses	49	11	(78%)
Noninterest Expense	405	417	3%
Net Income	$254	$259	2%
Key Statistics ($ in billions)			
Tangible Efficiency Ratio[1]	48.3%	51.3%	
Total Loans (average)	$51.7	$56.4	9%
Consumer and Commercial Deposits (average)	$40.4	$41.3	2%

Highlights[2]

- Record net income of $259 million
- Net interest income higher by 4%, primarily due to loan and deposit growth
- Noninterest income declined due to a one-time trading-related benefit and record investment banking income in 4Q 12
  - → 2013 marked a record year for investment banking income
- Broad-based loan growth drove a 9% increase in total loans
  - → Fourth consecutive quarter of CRE loan growth

1. Reported efficiency ratios were 49.4% and 52.2% for 4Q 12 and 4Q 13, respectively. The impact from excluding the amortization of intangible assets was (1.1%) and (1.0%) for 4Q 12 and 4Q 13, respectively
2. Comparisons are 4Q 12 versus 4Q 13

Note: Totals may not foot due to rounding. Prior year results have been restated to include the effect of moving small business banking from Wholesale Banking to Consumer Banking and Private Wealth Management during 2Q 13

14

SunTrust

Mortgage Banking Highlights

Despite Significant Revenue Decline, Net Loss Flat

($ in millions)

	4Q 12	4Q 13	% Change
Net Interest Income (FTE)	$125	$130	4%
Noninterest Income	240	74	(69%)
Total Revenue (FTE)	365	204	(44%)
Provision for Credit Losses	168	41	(76%)
Noninterest Expense	323	256	(21%)
Net Income / (Loss)	($66)	($67)	-
Key Statistics ($ in billions)			
Total Loans (average)	$29.1	$28.4	(2%)
Consumer and Commercial Deposits (average)	$3.8	$2.3	(39%)
Production Volume	$8.0	$3.9	(51%)

Highlights[1]

- Noninterest income negatively impacted due to the decline in production volume and gain-on-sale margins
- Noninterest expense declined by 21% as cyclical costs and staff expenses were lower
- Provision for credit losses significantly lower due to an improvement in credit quality and 4Q 12 charge-offs associated with NPL sales and the Chapter 7 bankruptcy loan reclassification to NPL status[2]
- Purchase market production, as a percentage of total originations, increased from 23% to 54%

1. Comparisons are 4Q 12 versus 4Q 13 unless otherwise noted
2. In 4Q 12, $138 million of nonperforming residential mortgage loans were sold, and $163 million of residential mortgage loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $32 million and $48 million, respectively, were recognized

Note: Totals may not foot due to rounding

15

SunTrust

2013 Perspectives

($ in millions, except EPS)

Adjusted Earnings Per Share[1]


$2.19
25%
$2.74
2012
2013

Net Charge-offs[2]


$1,681
$290
1.37%
$1,391
60%
0.55%
$678
2012
2013
Core NCO's
Impact of Items
NCO Ratio

Nonperforming Loans[3]


1.27%
$1,547
37%
0.76%
$971
YE 2012
YE 2013
NPLs
NPL Ratio

Adjusted Tangible Efficiency Ratio[4]


69.3%
350bps
65.8%
2012
2013

Capital Return

Includes common share dividends and share repurchases


$108
$415
2Q 12 - 1Q 13
2Q 13 - 1Q 14[5]

1. 2012 reported EPS was $3.59. 2013 reported EPS was $2.41. Please refer to pages 27/28 of the appendix for reconciliation to adjusted EPS
2. In 2012, $290 million of charge-offs were recognized as a result of sales of certain nonperforming loans and due to the reclassification of certain loans that were discharged from Chapter 7 bankruptcy to nonperforming status
3. In 2Q 13, $220 million of loans previously discharged from Chapter 7 bankruptcy were returned to performing status
4. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios for 2012 and 2013 were 59.7%, and 71.8%, respectively. Please refer to page 31 of the appendix for the GAAP reconciliations
5. Includes 1Q 14 estimate

16

SUNTRUST

Appendix

18 $118 $114 $100 $101 $101 $101 $97 $91 $77 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Commercial Loan Swap Interest Income Key Points • Swap income is expected to remain stable in 1Q 14, then decline gradually over the remainder of 2014 • As swaps mature, asset sensitivity increases • SunTrust receives a fixed rate and pays a floating rate (forecasted at 25bps) on the notional value of the swaps ($ in millions) A c tu a l A ctua l A c tu a l A c tu a l A c tu a l F ore c a s t F o rec a s t F o rec a s t F o rec a s t Swap Income Actual and Forecast

19 Mortgage Servicing Income Supplemental Information ($ in millions) 1. Includes contractually specified servicing fees, late charges, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the Mortgage Servicing Rights asset from changes in market rates and other assumption updates, exclusive of the "decay”, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR Note: Totals may not foot due to rounding 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 Servicing Fees 1 $83 $77 $77 $85 $81 (68) (73) (78) (66) (43) Net MSR FV and Hedge Activity3 31 34 2 (8) 0 Mortgage Servicing Income $45 $38 $1 $11 $38 Memo: Total Loans Serviced for Others (end of period) $113,243 $111,973 $109,307 $109,224 $106,832 Annualized Servicing Fees / Total Loans Serviced for Others (bps) 29 28 28 31 30 Changes in MSR Value from Collection / Realization of Cash Flow ("Decay") 2

20 $77 $39 $72 $350 $27 $42 $277 $180$8 $1 $4 $4 $140 $4 $41 $20 $38 $126 $30 $27 $173 $115 $16 $12 $14 $13 $13 $13 $66 $53 4Q 12 1Q 13 2Q 13 3Q 13 Reported 3Q 13 Adjusted 4Q 13 2012 2013 Adjusted Operating Losses Other Real Estate (Other Exp.) Collection Services (Other Exp.) Credit Services (Other Exp.) Additional Noninterest Expense Disclosure Credit-Related Expenses and Operating Losses (Cyclical Costs) Normalized Annual Cyclical Costs Expected to be < $325 Million ($ in millions) $81 $142 $71 $125 $75 $494 1. Adjusted to exclude certain October 10, 2013 8-K items. Adjusted figures provided as they remove certain items that are material and/or potentially non-recurring. Operating losses adjusted from $350 million to $27 million due to $323 million of operating losses associated with specific legacy mortgage and other related legal matters. Collection services adjusted from $126 million to $30 million due to the impact of the $96 million servicing advances allowance increase Note: Totals may not foot due to rounding 1 1 $655 $352 Cyclical Costs Consist of:

30 – 89 Day Delinquencies by Loan Class

Excluding Government-Guaranteed Loans

($ in millions)

	4Q 12	1Q 13	2Q 13	3Q 13	4Q 13	Memo: 4Q 13 Loan Balance
30-89 Accruing Delinquencies						
Commercial & industrial	0.15%	0.17%	0.14%	0.08%	0.08%	$57,974
Commercial real estate	0.26	0.18	0.34	0.10	0.09	5,481
Commercial construction	0.07	0.03	0.01	0.01	0.14	855
Total Commercial Loans	0.16	0.17	0.16	0.08	0.08	$64,310
Residential mortgage – guaranteed	-	-	-	-	-	$3,416
Residential mortgage – non-guaranteed	0.82	0.76	0.70	0.65	0.61	24,412
Home equity products	1.00	0.79	0.78	0.82	0.80	14,809
Residential construction	2.03	1.04	1.07	0.72	0.67	553
Total Residential Loans[1]	0.91	0.78	0.74	0.71	0.69	$43,190
Guaranteed student loans	-	-	-	-	-	$5,545
Other direct	0.61	0.52	0.64	0.56	0.64	2,829
Indirect	0.62	0.38	0.44	0.49	0.66	11,272
Credit card	1.08	1.03	0.89	0.91	0.93	731
Total Consumer Loans[2]	0.64	0.44	0.50	0.52	0.67	$20,377
Total SunTrust - excluding government-guaranteed delinquencies[3]	**0.48%**	**0.41%**	**0.40%**	**0.35%**	**0.36%**	**$118,916**
Impact of excluding government-guaranteed delinquencies	0.45%	0.37%	0.31%	0.30%	0.38%	8,961
Total SunTrust - including government-guaranteed delinquencies[4]	**0.93%**	**0.78%**	**0.71%**	**0.65%**	**0.74%**	**$127,877**

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

21

SunTrust

Nonperforming Loans by Loan Class

6% Sequential Quarter and 37% YOY Decline

($ in millions)

	4Q 12	1Q 13	2Q 13	3Q 13	4Q 13	Memo: 4Q 13 Loan Balance
Nonperforming Loans						
Commercial & industrial	$195	$205	$227	$216	$196	$57,974
Commercial real estate[1]	66	59	54	42	39	5,481
Commercial construction	34	25	23	17	12	855
Total Commercial Loans	$294	$289	$304	$275	$247	$64,310
Residential mortgages – guaranteed	-	-	-	-	-	$3,416
Residential mortgages – nonguaranteed[1]	$775	$721	$516	$464	$441	24,412
Home equity products[1]	341	334	225	209	210	14,809
Residential construction	112	102	84	79	61	553
Total Residential Loans	$1,228	$1,157	$825	$752	$712	$43,190
Guaranteed student loans	-	-	-	-	-	$5,545
Other direct	$6	$6	$4	$4	$5	2,829
Indirect	18	15	8	6	7	11,272
Credit cards	-	-	-	-	-	731
Total Consumer Loans	$25	$21	$12	$10	$12	$20,377
Total	**$1,547**	**$1,467**	**$1,141**	**$1,037**	**$971**	**$127,877**

1. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. In 2Q 13, $220 million of residential mortgage and home equity loans previously discharged from Chapter 7 bankruptcy were returned to performing status, due to their being current for six consecutive months from the time they were categorized as nonperforming

Note: Totals may not foot due to rounding

22

SUNTRUST

Net Charge-off Ratios by Loan Class

($ in millions)

	4Q 12	1Q 13	2Q 13	3Q 13	4Q 13	Memo: 4Q 13 Loan Balance
Net Charge-off %'s to Avg. Loans (annualized)						
Commercial Loans						
Commercial & industrial	0.44%	0.33%	0.30%	0.27%	0.16%	$57,974
Commercial real estate[1]	0.94	0.24	0.24	0.04	0.43	5,481
Commercial construction	(0.33)	(0.13)	(0.34)	0.71	(1.40)	855
Total Commercial Loans	0.46	0.32	0.29	0.26	0.16	$64,310
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	$3,416
Residential mortgages – nonguaranteed[1]	2.71	1.25	0.94	0.66	0.54	24,412
Home equity products[1]	3.60	1.79	1.55	1.15	1.06	14,809
Residential construction	4.31	10.90	4.80	3.28	5.94	553
Total Residential Loans	2.75	1.48	1.13	0.82	0.75	$43,190
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	$5,545
Other direct	1.92	1.19	1.11	0.91	0.84	2,829
Indirect	0.37	0.46	0.17	0.31	0.37	11,272
Credit cards	3.18	3.40	3.13	2.81	2.86	731
Total Consumer Loans	0.53	0.52	0.34	0.39	0.42	$20,377
Total	**1.30%**	**0.76%**	**0.59%**	**0.47%**	**0.40%**	**$127,877**

1. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $39 million and $79 million, respectively, were recognized

Note: Totals may not foot due to rounding

23

SunTrust

24 Net Charge-offs by Loan Class 1. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $39 million and $79 million, respectively, were recognized Note: Totals may not foot due to rounding Memo: 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 4Q 13 Loan Balance Net Charge-off $'s Commercial Loans Commercial & industrial $58 $44 $42 $38 $22 $57,974 Commercial real estate1 10 2 3 - 6 5,481 Commercial construction (1) (0) (1) 1 (3) 855 Total Commercial Loans $68 $45 $44 $39 $25 $64,310 Residential Loans Residential mortgages – guaranteed - - - - - $3,416 Residential mortgages – nonguaranteed1 $161 $71 $54 $39 $33 24,412 Home equity products1 135 65 57 44 40 14,809 Residential construction 8 20 8 5 9 553 Total Residential Loans $304 $156 $119 $88 $82 $43,190 Consumer Loans Guaranteed student loans - - - - - $5,545 Other direct $11 $7 $6 $6 $6 2,829 Indirect 10 13 5 9 10 11,272 Credit cards 5 5 5 4 5 731 Total Consumer Loans $25 $25 $16 $19 $21 $20,377 Total $398 $226 $179 $146 $128 $127,877 ($ in millions)

25 Securities Portfolio Available for Sale 3Q 13 4Q 13 $ Change U.S. Treasury and Agencies $3.0 $2.3 ($0.7) MBS – Agency 18.3 18.9 0.6 U.S. States and Subdivisions 0.2 0.2 - Other 1.1 1.1 - Total Available for Sale $22.6 $22.5 ($0.1) ($ in billions, period end balances) High Quality and Liquid Portfolio

26 Income Statement ($ in millions) 3Q 13 Reported Impact from 8-K Items 3Q 13 ex 8-K Items NET INTEREST INCOME $1,208 $1,208 Provision for Credit Losses 95 95 NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES 1,113 1,113 NONINTEREST INCOME Service charges on deposit accounts 168 168 Trust and investment management income 133 133 Retail investment services 68 68 Other charges and fees 91 91 Investment banking income 99 99 Trading Income 33 33 Card fees 77 77 Mortgage production related income / (loss) (10) (63) 53 Mortgage servicing related income 11 11 Other noninterest income / (loss) 10 10 Net securities gains - - Total noninterest income 680 743 NONINTEREST EXPENSE Employee compensation and benefits 682 682 Net occupancy expense 86 86 Outside processing and software 190 190 Equipment expense 45 45 Marketing and customer development 34 34 Amortization/impairment of intangible assets/goodwill 6 6 Net loss on extnguishment of debt - - Operating losses 350 323 27 FDIC premium/regulatory exams 45 45 Other noninterest expense 305 96 209 Total noninterest expense 1,743 1,324 INCOME BEFORE PROVISION FOR INCOME TAXES 50 533 Provision for income taxes (146) (304) 157 INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST 196 375 Net income attributable to noncontrolling interest 7 7 NET INCOME 189 368 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS 179 358 EPS - DILUTED $0.33 $0.33 $0.66 3Q 13 Income Statement Reconciliation Reported and Excluding Impact of October 10, 2013 8-K Items 1 2 3 4 1. Reflects the pre-tax impact of mortgage repurchase settlements with Fannie Mae and Freddie Mac 2. Reflects the pre-tax impact from the settlement of certain legal matters 3. Reflects the pre-tax impact from the mortgage servicing advances allowance increase 4. Reflects the provision for income taxes impact related to footnotes 1 – 3 ($191) and the other tax items ($113) referred to in the October 10, 2013 8-K Note: Totals may not foot due to rounding

2012 Income Statement Reconciliation

Reported and Excluding Impact of Significant Items Pre-announced in September 2012

Income Statement ($ in millions)	2012 Reported Earnings	Impact from Significant 3Q 12 Items	2012 excl Significant Items
NET INTEREST INCOME	$5,102		$5,102
Provision for Credit Losses	1,395	172 [1]	1,223
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	3,707		3,879
NONINTEREST INCOME			
Service charges on deposit accounts	676		676
Trust and investment management income	512		512
Retail investment services	241		241
Other charges and fees	402		402
Investment banking income	342		342
Trading Income	211		211
Card fees	316		316
Mortgage production related income / (loss)	343	(371) [2]	714
Mortgage servicing related income	260		260
Other noninterest income / (loss)	96	(92) [3]	188
Net securities gains	1,974	1,938 [4]	36
Total noninterest income	5,373		3,898
NONINTEREST EXPENSE			
Employee compensation and benefits	3,077		3,077
Net occupancy expense	359		359
Outside processing and software	710		710
Equipment expense	188		188
Marketing and customer development	184	38 [5]	146
Amortization/impairment of intangible assets/goodwill	46		46
Net loss on extnguishment of debt	16		16
Operating losses	277		277
FDIC premium/regulatory exams	233		233
Other noninterest expense	1,233	96 [6]	1,137
Total noninterest expense	6,323		6,189
INCOME BEFORE PROVISION FOR INCOME TAXES	2,757		1,588
Provision for income taxes	773	417 [7]	356
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	1,984		1,232
Net income attributable to noncontrolling interest	26		26
NET INCOME	1,958		1,206
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,931		1,178
EPS - DILUTED	$3.59	$1.40	$2.19

1. Reflects the pre-tax provision expense associated with the planned sale of $0.5B nonperforming mortgage and CRE loans
2. Reflects the pre-tax mortgage repurchase provision in the third quarter of 2012
3. Reflects the pre-tax loss from moving $1.4B student loans and $0.5B Ginnie Mae loans to LHFS
4. Reflects the pre-tax gain associated with the early termination of agreements involving The Coca-Cola Company shares
5. Reflects the pre-tax impact from the charitable contribution of one million shares of The Coca-Cola Company
6. Reflects the pre-tax write-down associated with moving $0.2B affordable housing investments to HFS
7. Reflects the provision for income tax impact related to footnotes 1 – 6

Note: Totals may not foot due to rounding

27

SunTrust

28 Income Statement ($ in millions) 2013 Reported Earnings Impact from Significant 3Q 13 Items 2013 excl Significant Items NET INTEREST INCOME $4,853 $4,853 Provision for Credit Losses 553 553 NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES 4,300 4,300 NONINTEREST INCOME Service charges on deposit accounts 657 657 Trust and investment management income 518 518 Retail investment services 267 267 Other charges and fees 369 369 Investment banking income 356 356 Trading Income 182 182 Card fees 310 310 Mortgage production related income / (loss) 314 (63) 377 Mortgage servicing related income 87 87 Other noninterest income / (loss) 152 152 Net securities gains 2 2 Total noninterest income 3,214 3,277 NONINTEREST EXPENSE Employee compensation and benefits 2,901 2,901 Net occupancy expense 348 348 Outside processing and software 746 746 Equipment expense 181 181 Marketing and customer development 135 135 Amortization/impairment of intangible assets/goodwill 23 23 Net loss on extnguishment of debt - - Operating losses 503 323 180 FDIC premium/regulatory exams 181 181 Other noninterest expense 862 96 766 Total noninterest expense 5,880 5,461 INCOME BEFORE PROVISION FOR INCOME TAXES 1,634 2,116 Provision for income taxes 273 (304) 577 INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST 1,361 1,539 Net income attributable to noncontrolling interest 17 17 NET INCOME 1,344 1,522 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS 1,297 1,476 EPS - DILUTED $2.41 ($0.33) $2.74 2013 Income Statement Reconciliation Reported and Excluding Impact of October 10, 2013 8-K Items 1 2 3 4 1. Reflects the pre-tax impact of mortgage repurchase settlements with Fannie Mae and Freddie Mac 2. Reflects the pre-tax impact from the settlement of certain legal matters 3. Reflects the pre-tax impact from the mortgage servicing advances allowance increase 4. Reflects the provision for income taxes impact from footnotes 1 – 3 ($191) and the other tax items ($113) referred to in the October 10, 2013 8-K Note: Totals may not foot due to rounding

29 ($ in millions) Noninterest Income Reconciliation 1. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions Note: Totals may not foot due to rounding 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 Total Noninterest Income $1,015 $863 $858 $680 $814 Adjustment Items: Securities Gains 1 2 0 (0) 1 FMV and ARS (Trading Income) 31 14 3 2 14 Debt and SILC Valuation (Trading Income) (23) (24) 8 (6) (3) Fair Value Adjustments (Mortgage Production) 5 (3) (7) 4 (4) GSE Mortgage Repurchase Settlements (Mortgage Production Related Income) - - - (63) - Total Adjustments 1 15 (11) 3 (63) 7 Adjusted Noninterest Income $1,000 $875 $855 $743 $807

30 Noninterest Expense Reconciliation ($ in millions) 1. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions Note: Totals may not foot due to rounding 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 Total Noninterest Expense $1,510 $1,363 $1,397 $1,743 $1,377 Settlement of Certain Legal Matters (Op rating Losses) - - - 323 - Mortgage Servicing Advances Allowance Increase (Other Noninterest Expense) - - - 96 - Total Adjustments 1 - - - 419 - Adjusted Noninterest Expense $1,510 $1,363 $1,397 $1,324 $1,377

Reconciliation of Efficiency Ratio

($ in millions)

	4Q 12	1Q 13	2Q 13	3Q 13	4Q 13	2011	2012	2013
Reported (GAAP) Basis								
Total Revenue - FTE	$2,291	$2,114	$2,100	$1,920	$2,061	$8,600	$10,598	$8,194
Total Noninterest Expense	1,510	1,363	1,397	1,743	1,377	6,234	6,323	5,880
Amortization of Intangibles / Impairment of Goodwill	7	6	6	6	5	43	46	23
Efficiency Ratio	65.9%	64.5%	66.6%	90.8%	66.8%	72.5%	59.7%	71.8%
Tangible Efficiency Ratio	65.6%	64.2%	66.3%	90.5%	66.6%	72.0%	59.2%	71.5%
Adjusted Basis								
Reported Revenue	$2,291	$2,114	$2,100	$1,920	$2,061	$8,600	$10,598	$8,194
Adjustment Items:								
Securities Gains	1	2	0	(0)	1	117	1,974	2
3Q-4Q 12 Student / Ginnie Mae Loan Sale (Losses)	-	-	-	-	-	-	(92)	-
FMV and ARS	31	14	3	2	14	0	39	33
Debt and SILC Valuation	(23)	(24)	8	(6)	(3)	89	(94)	(25)
Fair Value Adjustments	5	(3)	(7)	4	(4)	(10)	15	(12)
HARP 2.0 MSR Valuation Adjustment	-	-	-	-	-	(38)	-	-
GSE Mortgage Repurchase Settlements	-	-	-	(63)	-	-	-	(63)
Adjusted Revenue	$2,276	$2,125	$2,097	$1,984	$2,054	$8,441	$8,756	$8,260
Reported Noninterest Expense	$1,510	$1,363	$1,397	$1,743	$1,377	$6,234	$6,323	$5,880
Adjustment Items:								
Affordable Housing Writedown	-	-	-	-	-	10	96	-
Charitable Contribution of KO Shares	-	-	-	-	-	-	38	-
Real Estate Charge	-	-	-	-	-	-	17	-
Goodwill Impairment	-	-	-	-	-	-	7	-
Loss on Debt Extinguishment	-	-	-	-	-	(3)	15	-
Pension Curtailment, Net of 401(k) Contribution	-	-	-	-	-	(60)	-	-
Severance	-	-	-	-	-	27	40	-
Settlement of Certain Legal Matters	-	-	-	323	-	-	-	323
Mortgage Servicing Advances Allowance Increase	-	-	-	96	-	-	-	96
Potential Mortgage Servicing Settlement & Claims Expense	-	-	-	-	-	120	-	-
Adjusted Expense	$1,510	$1,363	$1,397	$1,324	$1,377	$6,140	$6,110	$5,461
Efficiency Ratio - Adjusted Basis	66.3%	64.1%	66.6%	66.7%	67.0%	72.7%	69.8%	66.1%
Tangible Efficiency Ratio - Adjusted Basis	66.0%	63.8%	66.4%	66.4%	66.8%	72.2%	69.3%	65.8%

1. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions

Note: Totals may not foot due to rounding

31

SunTrust

32 Reconciliation of Tier 1 Common Equity Ratio1 ($ in billions) 4Q 13 Tier 1 Common Equity - Basel I $14.6 Adjustments from Basel I to Basel III 2 0.0 Tier 1 Common Equity - Basel III 3 $14.6 Risk-weighted Assets - Basel I $148.7 Adjustments from Basel I to Basel III 4 3.9 Risk-weighted Assets - Basel III 3 $152.6 Tier 1 Common Equity Ratio Basel I 9.8% Basel III 3 9.6% 1. The Tier 1 common equity ratio is a financial measure that is used by regulators, bank management, and investors to assess the capital position of financial services companies. The Tier 1 common equity ratio as calculated for Basel III is considered non-GAAP, and as such we have presented a reconciliation to the Tier 1 common equity ratio under Basel I that is currently used by regulators. All figures are estimated at the time of the earnings release and subject to revision 2. Improved treatment of mortgage servicing assets essentially offset by disallowed deferred tax assets 3. The Basel III calculations of Tier 1 common equity, risk-weighted assets, and the Tier 1 common equity ratio are based upon the Company's interpretation of the final Basel III rules issued by the Federal Reserve on July 2, 2013, on a fully-phased-in basis. The Company's interpretation of the rules is subject to change, and as such, so are its estimated Basel III calculations 4. The largest differences between the risk-weighted assets as calculated under Basel I versus Basel III for SunTrust relate to the risk-weightings for certain commercial loans, unfunded commitments and mortgage servicing assets Note: Totals may not foot due to rounding

33 Reconciliation of Non-GAAP Measures Dec 31 Mar 31 Jun 30 Sep 30 Dec 31 2012 2013 2013 2013 2013 Total shareholders' equity $21.0 $21.2 $21.0 $21.1 $21.4 Goodwill, net of deferred taxes (6.2) (6.2) (6.2) (6.2) (6.2) Other intangible assets including MSRs, net of deferred taxes (0.9) (1.1) (1.2) (1.3) (1.3) MSRs 0.9 1.0 1.2 1.2 1.3 Tangible equity 14.7 14.9 14.8 14.8 15.2 Preferred stock (0.7) (0.7) (0.7) (0.7) (0.7) Tangible common equity $14.0 $14.2 $14.0 $14.1 $14.5 Total assets $173.4 $172.4 $171.5 $171.8 $175.3 Goodwill (6.4) (6.4) (6.4) (6.4) (6.4) Other intangible assets including MSRs (1.0) (1.1) (1.2) (1.3) (1.3) MSRs 0.9 1.0 1.2 1.2 1.3 Tangible assets $167.0 $166.0 $165.1 $165.4 $168.9 Tangible equity to tangible assets 8.82% 9.00% 8.95% 8.98% 9.00% Tangible common equity to tangible assets 8.38% 8.57% 8.51% 8.54% 8.57% Tangible book value per common share $25.98 $26.33 $26.08 $26.27 $27.01 Note: Totals may not foot due to rounding ($ in billions, except per share data)